SUBSIDIARIES OF THE REGISTRANT
                                  MILACRON INC.

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                                                                         Date
                                                                      Incorporated
                                                 Incorporated         or (if later)    Percentage
                                             State or Country         Date Acquired       Owned
                                             -------------------      -------------    ----------

MILACRON INC.                                Delaware(Registrant)         1983

 Milacron Assurance Ltd.                     Bermuda                      1977             100%

 Cincinnati Milacron B.V.                    The Netherlands              1952             100%
  Cincinnati Milacron Nederland B.V.         The Netherlands              1998             100%
   Cimcool Europe B.V.                       The Netherlands              1989             100%
   Widia Nederland B.V.                      The Netherlands              1995             100%
   Cimcool IndustrialProducts B.V.           The Netherlands              1960             100%
  Cincinnati Milacron Holding
   Gesellschaft, MbH                         Austria                      1970             100%
     Cincinnati Milacron
      Austria Gesellschaft MbH               Austria                      1976             100%
  Cincinnati Milacron
   Kunststoffmaschinen Europa GmbH           Germany                      1990             100%
     Ferromatik Milacron
      Maschinenbau GmbH                      Germany                      1993             100%
       Ferromatik Milacron S.A.              France                       1993             100%
       Ferromatik Milacron
        Benelux B.V.                         The Netherlands              1993             100%
       Ferromatik Milacron S.A.              Spain                        1993             100%
       Ferromatik Milacron Ltd.              England                      1993             100%
       Ferromatik Milacron                   South Africa                 1993             100%
     Widia GmbH                              Germany                      1995             100%
       Widia Valenite France S.A.            France                       1995             100%
       Widia Valenite U.K. Ltd.              England                      1995             100%
       Widia Valenite Italia S.P.A.          Italy                        1995             100%
       Widia Valenite Iberica S.L.           Spain                        1995             100%
       Herko Vitoria S.A.                    Spain                        1995             100%
       Widia Vertriebsgesellschaft mbH       Austria                      1995             100%
        Widia Valenite KFT                   Hungary                      1998             100%
        Widia Polska S 00                    Poland                       1998              99%
       Meturit A.G.                          Switzerland                  1995             100%
        Widia (India) Ltd.                   India                        1995              51%
     DME Normalien GmbH                      Germany                      1996             100%
       DME France S.a.r.l.                   France                       1996             100%
  D-M-E Belgium N.V.                         Belgium                      1996             100%
  Uniloy France S.A.                         France                       1998             100%
  Uniloy (U.K.) Ltd.                         England                      1998             100%
  B&W Kunstsofmaschinenbau &
   Handelsgesellschaft GmbH                  Germany                      1998             100%
     Indu Tecnospol s.r.o.                   Czech Republic               1998             100%
  Uniloy Holdings S.R.L.                     Italy                        1993             100%
     Uniloy S.R.L.                           Italy                        1998             100%
  Expulsores Girona SL                       Spain                        1997             100%
Cincinnati Milacron Foreign Sales Corp.      Barbados                     1996             100%
Milacron-Holdings Mexicana S.A. de C.V.      Mexico                       1992             100%
  Milacron-Mexicana S.A. de C.V.             Mexico                       1993             100%
Milacron Marketing Company                   Ohio                         1931             100%
  Milacron Commercial Corp.                  Delaware                     1993             100%
  Milacron International
   Marketing Company                         Delaware                     1966             100%
  Milacron Equipamentos Plasticos Ltda.      Brazil                       1997             100%
  Northern Supply Company, Inc.              Minnesota                    1998             100%
  Autojectors, Inc.                          Indiana                      1998             100%
  Cincinnati Milacron Private Ltd.           India                        1995              74%

Milacron Resin Abrasives Inc.                Delaware                     1991             100%

D-M-E Company                                Delaware                     1996             100%
  D-M-E UK Limited                           England                      1996             100%
  VSI International N.V.                     Belgium                      1996             100%
  D-M-E of Canada Limited                    Canada                       1996             100%
  450500 Ontario Limited                     Canada                       1996             100%
  Japan D-M-E Corporation                    Japan                        1996              51%
  Master Unit Die Products, Inc.             Delaware                     1998             100%

 Uniloy Milacron Inc.                        Delaware                     1998             100%
  Uniloy Milacron Machinery -
   Mexico, S.A. d.e.C.V.                     Mexico                       1998             100%
  Uniloy Milacron Services -
   Mexico, S.A. d.e.C.V.                     Mexico                       1998             100%
 Valenite Inc.                               Delaware                     1993             100%
  Valenite-Modco International Inc.          Michigan                     1993             100%
   Valenite-Widia Japan Inc.                 Japan                        1993             100%
  Valenite-Modco Limited                     Canada                       1993             100%
   Milacron Canada, Inc.                     Canada                       1996             100%
  Valenite de Mexico, S.A. d.e.C.V.          Mexico                       1993             100%
  Cincinnati Milacron IPK, Inc.              Korea                        1993             100%
  Talbot Holdings, Ltd.                      Delaware                     1995             100%
   Fastcut Tool Corporation                  Delaware                     1995             100%


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